Exhibit 10.36

REVISED MARKET RESTRICTED STOCK UNIT AGREEMENT

THIS REVISED MARKET RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made effective as of the grant date set forth below by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Corporation”), and ___________________ (“Executive”).

WHEREAS, Executive has been awarded Market Restricted Stock Units (“MRSUs”) under the Corporation’s 2013 Omnibus Plan (“Plan”).

NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Executive hereby agrees to the following terms and conditions:

1.    Grant of MRSUs

Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Executive the opportunity to vest in Market Restricted Stock Unit Awards, which shall vest and become nonforfeitable as determined in accordance with Section 2 herein (the “MRSUs”). An “MRSU” represents the right to receive one share of Common Stock.

Executive is hereby granted MRSUs as follows:

Date of Grant:                _____________, 20___

Vesting Period:            Please refer to Section 2 of this Agreement

Target MRSU Award:            _____________

2.    Vesting of MRSUs

(a)    Service Based Vesting Conditions. If Executive remains in the continuous employ of the Corporation or a Subsidiary of the Corporation through the date(s) indicated in Column I below (the “Service Date”), the percentage of MRSUs that will become non-forfeitable (i.e., “vest”) is indicated in Column II below, with the number of MRSUs eligible to vest as of each Service Date to be determined using the formula set forth in Section 2(b) below:

(I) (II)
If employment
continues through             then the % of the eligible
(Service Date) MRSUs which vest is

____________, 20__                ___%

[or]

____________, 20__                ___%

[or]

____________, 20__                ___%

[or]

____________, 20__                ___%

[or]

____________, 20__                ___%

Such vesting will occur (to the extent indicated in Column (II) above and in Section 2(b) below) at the close of business on Service Date indicated in Column (I) above. Any MRSUs which are not vested on the date of Executive’s termination of employment will be forfeited to the Corporation, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(b)    Total Shareholder Return Multiplier and Risk Based Modifier. The number of MRSUs eligible to vest as of each Service Date shall be calculated as follows as determined and approved by the Committee: the Target MRSU Award shall be multiplied by the percentage set forth opposite each Service Date in Section 2(a) above, and the result shall be multiplied by the Total Shareholder Return Multiplier as defined herein. For purposes of this Agreement, the term “Total Shareholder Return Multiplier” shall be defined as: (a) the average of the closing price of a Share on the New York Stock Exchange for the last 20 market trading days immediately preceding each Vesting Date, minus (b) the average of the closing price of a Share on the New York Stock Exchange for the last 20 market trading days immediately preceding the date which is exactly one year prior to each Vesting Date (or, with respect to the initial Vesting Date, the average of the closing price of a Share on the New York Stock Exchange for the last 20 market trading days immediately preceding the Grant Date) plus (c) the amount of dividends paid by the Corporation on a Share during the one-year period ending on each Vesting Date, with the resulting amount of (a) minus (b) plus (c) being divided by (d) the average of the closing price of a Share on the New York Stock Exchange for the last 20 market trading days immediately preceding the date which is exactly one year prior to each Vesting Date (or, with respect to the initial Vesting Date, the average of the closing price of a Share on the New York Stock Exchange for the last 20 market trading days immediately preceding the Grant Date), plus one-hundred percent (100%); provided, however, that the minimum Total Shareholder Return Multiplier shall be seventy-five percent (75%) and the maximum Total Shareholder Return Multiplier shall be one-hundred and twenty five percent (125%). Notwithstanding the Total Shareholder Return Multiplier, the Committee, in its sole and exclusive discretion, may reduce the amount of MRSUs which would otherwise vest based upon the Total Shareholder Return Multiplier if the Committee believes that risks were not properly assessed during the applicable vesting period. Reductions will be considered in the event the Corporation or a Subsidiary experiences a material loss during the Performance Period, the Corporation fails to comply with risk management policies or properly address risk concerns, or regulatory capital falls below regulatory requirements.

(c)    Effect of Voluntary or Involuntary Termination or Termination for Cause or Suicide. If Executive’s employment with the Corporation and its Subsidiaries is terminated: (i) by Executive voluntarily or (ii) by the Corporation or a Subsidiary involuntarily or for Cause or (iii) by Executive’s death due to suicide before all MRSUs vest pursuant to the provisions of paragraphs 2(a) and 2(b) above, then any MRSUs which are not vested at the time of such termination will be forfeited to the Corporation on the date of such termination, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(d)    Effect of Death (Other Than by Suicide) or Disability. If Executive’s employment with the Corporation and its Subsidiaries terminates by reason of Executive’s death (other than by suicide) or Disability, then any MRSUs which are not vested at the time of such termination will become vested automatically as set forth in Section 2(g) below.

(e)    Effect of [Retirement or] Leave of Absence. [If Executive’s employment with the Corporation and its Subsidiaries is terminated by reason of Executive’s retirement after attainment of [age __ and __ years of Service] [age __, then any MRSUs which are not vested at the time of such retirement will vest as set forth in Section 2(g) below.] A leave of absence which is approved in writing by the Compensation Committee with specific reference to this Agreement will not be considered a termination of Executive’s employment with the Corporation and its Subsidiaries for purposes of this Section 2 or any other provision of this Agreement.

(f)    Change of Control. In the event of a Change of Control (as defined in the Plan), the MRSUs will vest immediately upon such Change of Control as provided in the Plan and as set forth in Section 2(g) below; provided, however, that in the event the MRSUs are assumed by the surviving entity in a Change of Control or are equitably converted or substituted in connection with a Change of Control, the vesting of the MRSUs shall not be accelerated unless the Executive’s employment is terminated within two years following the effective date of such Change of Control either by the surviving entity without Cause or by the Executive for Good Reason. For purposes of this Agreement, “Cause” shall mean: (i) the willful and continued failure of Executive perform substantially his or her duties with the Corporation or one of its affiliates after a written demand for substantial performance is delivered to Executive by an officer of the Corporation which specifically identifies the manner in which Executive has not substantially performed his or her duties, after which

Executive shall have a reasonable amount of time to remedy such failure to substantially perform his or her duties; or (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this Agreement, “Good Reason” shall mean: (i) a material adverse reduction in the Executive’s position, duties or responsibilities, excluding a change in the position or level of officer to whom the Executive reports or a change that is part of a policy, program, or arrangement applicable to peer executives (including peer executives of any successor to the Corporation; (ii) the Corporation’s requiring the Executive to be based at any office or location more than 35 miles from the location where Executive was employed on the effective date of the Change of Control Date or the date which is 120 days prior to the effective date of the Change of Control; or (iii) a material reduction in Executive’s annual base salary, target annual bonus opportunity, or participation in employee benefit plans, as such salary, bonus and plans were in effect on either the effective date of the Change of Control or the date which is 120 days prior to the effective date of the Change of Control (if such earlier date is selected by Executive) unless such reduction is part of a policy, program, or arrangement applicable to peer executives (including peer executives to any successor to Corporation).

(g)    Vesting of MRSUs. Any MRSUs which vest pursuant to the provisions of Sections 2(d) through 2(f) [shall be calculated by multiplying the percentage of the MRSUs which have not previously vested by the Target MRSU Award without using the Total Shareholder Return Multiplier set forth in Section 2(b)][shall be deemed to satisfy the Service-Based Vesting Conditions in Section 2(a) above, and will paid to the Executive in accordance with the performance formula set forth in Section 2(b) above]. Any MRSUs which vest pursuant to the preceding provisions of this Section 2 will not thereafter be forfeited.

3.    Conversion of MRSUs and Issuance of Shares

Upon vesting of the MRSUs, one Share of the Corporation’s Common Stock shall be issued for each MRSU that vests on such vesting date in accordance with Section 2, subject to the terms and conditions of this Agreement and the Plan.

4.    Transfer of MRSUs

Unless otherwise permitted by the Committee, the MRSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution. Any attempted disposition in violation of this Agreement and the Plan shall be void.

5.    Status of Executive

The Executive shall not be, or have rights as, a stockholder of the Corporation with respect to any of the shares of Common Stock subject to the MRSUs unless such MRSUs have vested, and shares underlying the MRSUs have been issued and delivered to him or her. The Corporation shall not be required to issue or transfer any certificates for shares of Common Stock upon vesting of the MRSUs until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

6.    Dividend Equivalents

The MRSUs will be credited with dividend equivalents equal to amount of cash dividend payments that would have otherwise been paid if the shares of the Corporation’s Common Stock represented by the actual number of MRSUs which vest in accordance with the provisions of Section 2 above (including deemed reinvested additional shares attributable to the MRSUs determined pursuant to this paragraph) were actually outstanding. These dividend equivalents will be deemed to be reinvested in additional shares of the Corporation’s Common Stock determined by dividing the deemed cash dividend amount by the Fair Market Value (as defined in the Plan) of a Share of the Corporation’s Common Stock on the applicable dividend payment date. Such credited amounts will be added to the MRSUs and will vest or be forfeited in accordance with Section 2 based on the vesting or forfeiture of the initial MRSUs to which they are attributable. In addition, the MRSUs will be credited with any dividends or distributions that are paid in shares of the Corporation’s Common Stock represented by the MRSUs and will otherwise be adjusted by the Committee for other capital or corporate events as provided for in the Plan.

7.    General Provisions

(a)    Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Corporation, on Executive and on anyone claiming under or through the Corporation or Executive. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the MRSUs to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of MRSUs, Executive irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

(b)    Withholding. The Corporation will have the right to withhold from any payments to be made to Executive (whether under this Agreement or otherwise) any taxes the Corporation determines it is required to withhold with respect to Executive under the laws and regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with this Agreement, including, without limitation, taxes in connection with the transfer of MRSUs or the lapse of restrictions on MRSUs. Failure to submit any such withholding taxes shall be deemed to cause otherwise lapsed restrictions on MRSUs not to lapse.

(c)    Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Executive’s rights under this Agreement will be exercisable during Executive’s lifetime only by Executive or by Executive’s guardian or legal representative.

(d)    Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Executive, Executive’s heirs, devisees and legal representatives. In addition, the terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of Fidelity and its successors and assigns.

(e)    No Employment Rights. No provision of this Agreement or the Plan will be deemed to confer upon Executive any right to continue in the employ of the Corporation or a Subsidiary or will in any way affect the right of the Corporation or a Subsidiary to dismiss or otherwise terminate Executive’s employment at any time for any reason with or without cause, or will be construed to impose upon the Corporation or a Subsidiary any liability for any forfeiture of MRSUs which may result under this Agreement if Executive’s employment is so terminated.

(f)    No Liability for Good Faith Business Acts or Omissions. Executive recognizes and agrees that the Compensation Committee, the Board, or the officers, agents or employees of the Corporation and its Subsidiaries, in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries, may in good faith cause the Corporation or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the MRSUs from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Corporation, a Subsidiary, the Compensation Committee, Board or any officer, agent or employee of the Corporation or a Subsidiary, for any forfeiture of MRSUs that may result, directly or indirectly, from any such action or omission.

(g)    Recapitalization. In the event that Executive receives, with respect to MRSUs, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Executive will likewise be held by Fidelity and be subject to the terms and conditions set forth in this Agreement and will be included in the term “MRSUs.”

(h)    Appointment of Agent. By accepting the transfer of MRSUs, Executive irrevocably nominates, constitutes, and appoints Fidelity as Executive’s agent for purposes of surrendering or transferring the MRSUs to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Executive’s death. In addition, it is intended as a durable power and will survive Executive’s disability.

(i)    Legal Representative. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to Executive’s heirs or devises.

(j)    Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

(k)    Clawback Policy. Pursuant to Article 20 of the Plan, the MRSUs are subject to any compensation recoupment policy adopted by the Corporation and are also subject to recovery under any applicable law, government regulation or stock exchange listing requirement.

(l)    Plan Governs. The MRSUs are being transferred to Executive pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.

(m)    Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.

(n)    Amendment; Modification; Wavier. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Executive and by an officer of the Corporation duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

(o)    Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.

The Corporation has issued the MRSUs in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Executive hereby agrees to the foregoing terms and conditions of the MRSUs.

IN WITNESS WHEREOF, Executive has set Executive’s hand and seal, effective as of the date and year set forth above.